UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 30, 2019

Date of Report (Date of earliest event reported)

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105 La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2019 (the “Effective Date”), Equillium, Inc. (the “Company”) entered into a loan and security agreement (the “Agreement”) with Oxford Finance LLC (“Oxford”), as the collateral agent and a lender, and Silicon Valley Bank, as a lender (together with Oxford, the “Lenders”), pursuant to which the Lenders have agreed to lend the Company up to $20.0 million in a series of term loans. Upon entering into the Agreement, the Company borrowed $10.0 million from the Lenders (“Term A Loan”).

Under the terms of the Agreement, the Company may, at its sole discretion, borrow from the Lenders (i) up to an additional $5.0 million (“Term B Loan”) upon the Company’s achievement of positive topline data in either the Company’s (a) EQ001 Phase 1b aGvHD trial or (b) EQ001 Phase 1b asthma trial, supporting a formal decision to advance into Phase 2 development, and as confirmed by the Company’s Board of Directors (the “Term B Milestone”) and (ii) up to an additional $5.0 million (“Term C Loan” and together with Term A Loan and Term B Loan, the “Term Loans”) upon the Company’s achievement of positive topline data in both the Company’s EQ001 Phase 1b aGvHD trial and the Company’s EQ001 Phase 1b asthma trial, supporting a formal decision to advance into Phase 2 development, and as confirmed by the Company’s Board of Directors (the “Term C Milestone”).  The Company may draw the Term B Loan during the period commencing on the date of the occurrence of the Term B Milestone and ending on the earliest of (i) December 31, 2020, (ii) 60 days after achieving the Term B Milestone, and (iii) the occurrence of an event of default and may draw the Term C Loan during the period commencing on the date of the occurrence of the Term C Milestone and ending on the earliest of (i) December 31, 2020, (ii) 60 days after achieving the Term C Milestone, and (iii) the occurrence of an event of default.

The proceeds from the Term Loans under the Agreement may be used to satisfy the Company’s future working capital needs and to fund its general business requirements. The Company’s obligations under the Agreement are secured by a first priority perfected security interest in substantially all of the Company’s current and future assets, other than its intellectual property (except rights to payment from the sale, licensing or disposition of such intellectual property).  The Company has also agreed not to encumber its intellectual property assets, except as permitted by the Agreement.

All of the Term Loans mature on June 1, 2024 (the “Maturity Date”) and will be interest-only through June 30, 2021, followed by 36 equal monthly payments of principal and interest; provided that if the Company draws the Term B Loan, the Term Loans will be interest-only through December 31, 2021, followed by 30 equal monthly payments of principal and interest. The Term Loans will bear interest at a floating per annum rate equal to the greater of (i) 8.25% and (ii) the sum of (a) the prime rate reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue, plus (b) 3.00%.

The Company will be required to make a final payment of 4.50% of the original principal amount of the Term Loans drawn payable on the earlier of (i) the Maturity Date, (ii) the acceleration of any Term Loans, or (iii) the prepayment of the Term Loans (the “Final Payment”). The Company may prepay all, but not less than all, of the Term Loans upon 30 days’ advance written notice to Oxford, provided that the Company will be obligated to pay a prepayment fee equal to (i) 3.00% of the principal amount of the applicable Term Loan prepaid on or before the first anniversary of the applicable funding date, (ii) 2.00% of the principal amount of the applicable Term Loan prepaid between the first and second anniversary of the applicable funding date, and (iii) 1.00% of the principal amount of the applicable Term Loan prepaid thereafter, and prior to the Maturity Date (each, a “Prepayment Fee”).

The Company is subject to a number of affirmative and restrictive covenants pursuant to the Agreement, including covenants regarding delivery of financial statements, maintenance of inventory, payment of taxes, maintenance of insurance, protection of intellectual property rights, dispositions of property, business combinations or acquisitions, incurrence of additional indebtedness or liens, investments and transactions with affiliates, among other customary covenants. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

Upon the occurrence of certain events, including but not limited to the Company’s failure to satisfy its payment obligations under the Agreement, the breach of certain of its other covenants under the Agreement, or the occurrence of a material adverse change, cross defaults to other indebtedness or material agreements, judgment defaults and defaults related to failure to maintain governmental approvals failure of which to maintain could result in a material adverse effect, Oxford will have the right, among other remedies, to declare all principal and interest immediately due and payable, to exercise secured party remedies, to receive the Final Payment and, if the payment of principal and interest is due prior to the Maturity Date, to receive the applicable Prepayment Fee.

In connection with entering into the Agreement, the Company issued to the Lenders warrants exercisable for 80,428 shares of the Company’s common stock (the “Warrants”). The Warrants are exercisable in whole or in part, immediately, and have a per share exercise price of $3.73, which is the closing price of the Company’s common stock reported on the Nasdaq Global Market on the day prior to the Effective Date. The Warrants will terminate on the earlier of September 30, 2029  or the closing of a certain merger or consolidation transactions. If the Company borrows under Term B Loan and/or Term C Loan, upon the funding of Term B Loan and/or Term C Loan, as applicable, the Company will issue to the Lenders additional warrants to purchase shares of the Company’s common stock equal to 3.00% of each Term Loan amount divided by the lower of (i) the ten day average closing price of the Company’s common stock reported on the Nasdaq Global Market prior to funding or (ii) the closing price of the Company’s common stock reported on the Nasdaq Global Market on the day prior to funding.  Such lower amount of (i) and (ii) above shall also be the exercise price per share for such warrants. The terms of such warrants would be substantially the same as those contained in the Warrants.

The foregoing is only a summary of the material terms of the Agreement and the Warrants, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Warrants, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2019.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above that relates to the issuance of the Warrants is hereby incorporated by reference into Item 3.02.

The Warrants described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), in that the issuance of the Warrants did not involve a public offering.

Item 7.01	Regulation FD Disclosure.

On October 1, 2019, the Company updated its corporate slide presentation for use in meetings with investors, analysts and others. The presentation is available through the Company’s website and a copy is attached as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

Item 8.01.	Other Events.

On October 1, 2019, the Company issued a press release announcing the entry into the Agreement described under Item 1.01 above and certain business updates regarding the Company. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Slide Presentation dated October 1, 2019.
99.2	Press Release dated October 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Dated: October 1, 2019	By:	/s/ Jason A. Keyes
Jason A. Keyes
Chief Financial Officer